Exhibit 99.1

Xerox Outlines Strategy at Investor Conference

Leader in an $85 billion market with focus on driving continued strong cash flow, margin expansion, and improving revenue trajectory

NEW YORK, Dec. 7, 2016 – Xerox (NYSE: XRX) today will hold an Investor Conference to provide details on its business strategy and long-term financial model as a standalone company. Xerox expects to complete the separation of Conduent Incorporated on Dec. 31, 2016.

“Today, we unveil the new Xerox, a company dedicated to helping our customers innovate how they communicate, connect and work to drive greater productivity,” said Jeff Jacobson, CEO of Xerox following the separation. “Our strategy builds on our solid financial foundation to drive strong cash generation and margin expansion while improving our revenue trajectory over the long term. We remain committed to delivering attractive, balanced returns for our shareholders.”

Delivering on the New Xerox

During the conference, Xerox will outline actions to position itself for continued leadership in the digital print technology market and to drive strong shareholder returns that include:

•	Accelerated productivity and cost initiatives: The company continues to drive its three-year strategic transformation program to deliver at least $1.5 billion in productivity gains and cost savings for the standalone entity. The program will further accelerate Xerox’s operational excellence and cost competitiveness.

•	Renewed focus on growth markets: Xerox will invest in areas of strength and growth such as document outsourcing and color production, and will execute strategies to increase its participation in underpenetrated markets, including small- and medium-sized businesses. As a result, the company will shift its revenue mix toward growing markets to increasingly offset declines in mature areas.

•	Game-changing global product launch and market expansion: Further solidifying its market leadership and supporting its revenue objectives, Xerox is gearing up for the largest new product launch in its history. The launch will enhance its connected office portfolio with secure, smart multifunction devices with high performance apps, on-the-go print capabilities and cloud-connectivity. It will also support channel expansion, particularly in the $20 billion multi-brand reseller space, by providing partners a broader set of products, solutions and vertically integrated tools, technology and service delivery processes.

•	Ongoing commitment to shareholder returns: With a leadership position in equipment revenue and the stability of a largely annuity-based business and cash flow, the new Xerox will be well positioned to deliver attractive, balanced shareholder returns. Demonstrating its ongoing commitment to shareholders, Xerox announced an expected annualized per share dividend of $0.25 after the separation.

Target Financial Model

At the event, Xerox will highlight the company’s compelling investment proposition and long-term financial goals. The new Xerox expects to:

•	Expand operating margins to be in the range of 12.5 – 14.5 percent in the near term by delivering at least $1.5 billion cumulative gross productivity and cost savings by 2018 from its strategic transformation program;
•	Increase contribution from strategic growth areas to 50 percent of total company revenue by 2020 and to outperform the market over the long term;
•	Continue to generate robust free cash flow supported by annuity-driven revenues;
•	Maintain a strong balance sheet and investment grade rating;
•	Provide a strong return of capital through dividends and share repurchases along with targeted M&A.

The company will provide guidance for fiscal year 2017 at its fourth quarter 2016 earnings announcement in late January.

Webcast Information

A live audio webcast of today’s event along with relevant presentation materials will be available at https://www.news.xerox.com/investors at 9 a.m. ET. A replay of the webcast can be found following the presentation at the same link.

About Xerox

Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. Our employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients and their customers in 180 countries. On January 29, 2016, Xerox announced its plans to separate into two independent, publicly traded companies – Xerox Corporation, which will be comprised of the company’s Document Technology and Document Outsourcing businesses, and Conduent Incorporated, a business process services company. Learn more at www.xerox.com.

Non-GAAP Measures

This release refers to the following non-GAAP financial measures:

•	Operating margin, which includes equity in net income of unconsolidated affiliates and excludes the following items - Non-service retirement related costs; Restructuring and related costs; Amortization of intangible assets; Separation costs; and Other expense, net.
•	Free cash flow, which is cash flow from operations less capital expenditures including internal use software.

Refer to the “Non-GAAP Financial Measures” section of the Xerox Investor Day Presentation for a further discussion of these non-GAAP measures and their reconciliation to the reported GAAP measure.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations, including with respect to the proposed separation of the Business Process Outsourcing (“BPO”) business from the Document Technology and Document Outsourcing business, the expected timetable for completing the separation, the future financial and operating performance of each business, the strategic and competitive advantages of each business, future opportunities for each business and the expected amount of cost reductions that may be realized in the cost transformation program, and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; the possibility that the proposed separation of the BPO business from the Document Technology and Document Outsourcing business will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to our business in connection with the proposed separation; the potential that BPO and Document Technology and Document Outsourcing do not realize all of the expected benefits of the separation; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and our 2015 Annual Report on Form 10-K filed with the SEC. Such factors also include, but are not limited to, the factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section and other sections of the Conduent Incorporated Form 10 Registration Statement, as amended, filed with the SEC. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

Note: To receive RSS news feeds, visit https://www.news.xerox.com. For open commentary, industry perspectives and views visit http://twitter.com/xerox, http://www.linkedin.com/company/xerox, http://simplifywork.blogs.xerox.com, http://www.facebook.com/XeroxCorp, http://www.youtube.com/XeroxCorp.

Xerox® and Xerox and Design® are trademarks of Xerox in the United States and/or other countries. Conduent is a trademark of Xerox Business Services, LLC in the United States and/or other countries.

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